UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 15, 2007

(Date of earliest event reported)

TELKONET, INC.

  (Exact Name of Registrant as Specified in Its Charter)

Utah

  (State or Other Jurisdiction of Incorporation)

000-27305	87-0627421
(Commission File No.)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876
(Address of Principal Executive Offices)

(240)-912-1800
(Registrant's Telephone Number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 15, 2007, the Company completed the acquisition of 100% of the issued and outstanding membership interests of Ethostream, LLC, a network solutions integration company that offer installation, sales and service in the hospitality industry, from all of the members of Ethostream identified in the purchase agreement attached as an Exhibit to this Form 8-K.  The purchase price of $11,756,097 was comprised of $2.0 million in cash and 3,459,609 shares of the Company's common stock.  The entire stock portion of the purchase price is being held in escrow to satisfy certain potential indemnification obligations of the sellers under the purchase agreement.  The shares held in escrow are distributable over three years following the closing.

Item 9.01. Financial Statements and Exhibits.

(a)   Financial statements of Business Acquired.

Financial statements required by this Item shall be filed by amendment to this Form 8-K not later than 71 calendar days following the date this Form 8-K was required to be filed.

(b)   Pro forma financial information.

The proforma financial information required by this Item shall be filed by amendment to this Form 8-K not later than 71 calendar days following the date this Form 8-K was required to be filed.

(c)   Shell Company Transactions.

None.

(d)   Exhibits.

99    Unit Purchase Agreement, dated March 15, 2007, by and among Telkonet, Inc., Ethostream, LLC and the members of Ethostream, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELKONET, INC.

Date: March 16, 2007
By: /s/ Richard J. Leimbach
Richard J. Leimbach
Vice President, Finance